UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

_____________________
FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2008

COMVERSE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

NEW YORK	0-15502	13-3238402

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

810 Seventh Avenue, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 739-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

The information disclosed under Item 5.02 is incorporated herein by reference.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c) Appointment of Principal Financial Officer

On June 3, 2008 Comverse Technology, Inc. (the “Company”) issued a press release announcing that the Company entered into an employment agreement (the “Employment Agreement”) with Joseph R. Chinnici for his services as Executive Vice President and Chief Financial Officer of the Company, reporting to the Company's Chief Executive Officer, effective on June 5, 2008. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference. Mr. Chinnici will be replacing Avi T. Aronovitz, who has served as the Company’s Interim Chief Financial Officer. Mr. Aronovitz will continue to serve as the Company’s Vice President, Finance and Treasurer.

Joseph R. Chinnici, age 53, was Senior Vice President, Finance and Chief Financial Officer at Ciena Corporation from August 1997 to December 2007. Mr. Chinnici served previously as Controller since joining Ciena in September 1994. Mr. Chinnici serves on the board of directors for Sourcefire, Inc. and Optium Corporation. Mr. Chinnici holds an M.B.A. from Southern Illinois University and a B.S. in accounting from Villanova University.

The Employment Agreement provides for Mr. Chinnici’s employment as Executive Vice President and Chief Financial Officer for the Company for an initial term commencing on June 5, 2008 and ending on January 31, 2010, with subsequent one-year automatic extensions unless earlier terminated or not renewed in accordance with the terms of the Employment Agreement. During the initial term of employment, Mr. Chinnici will be paid a base salary of $500,000. The base salary will be reviewed no less frequently than annually, and may be increased in the discretion of the Company's Board of Directors (the “Board”) or its Compensation Committee. Mr. Chinnici will be eligible to receive a bonus of up to $550,000 (subject to adjustment upon increases in base salary) if certain performance targets, developed by the Chief Executive Officer of the Company, are met; provided, however, that Mr. Chinnici’s target bonus will be $350,000 and his bonus for fiscal year 2008 shall not be less than $200,000.

During the term of employment, Mr. Chinnici will be entitled to participate in any other long-term incentive compensation plans, programs and/or arrangements applicable to senior-level executives as established and modified from time to time by the Board or the Company’s Compensation Committee in its discretion, including equity-based plans. In addition, during the term of employment, Mr. Chinnici will receive equity-based grants at a level commensurate with his position when such other senior-level executives receive grants.

Mr. Chinnci also will be entitled to participate in all employee welfare, pension, benefit plans, and fringe benefit programs applicable to senior-level executives and to be reimbursed for reasonable business expenses and he will be entitled to reimbursement for reasonable legal fees and expenses in an amount of up to $15,000 incurred in connection with the negotiation and execution of the Employment Agreement. During the term of employment, Mr. Chinnici also will be entitled to an annual additional supplemental payment to cover perquisites of $25,000 payable as additional salary. In addition, through August 31, 2008, Mr. Chinnici will be entitled to reimbursement for his lodging and travel to and from New York to Maryland and, from September 1, 2008 through May 31, 2009, Mr. Chinnici will be entitled to a housing allowance of $6,500 per month payable as additional salary.

Mr. Chinnici’s employment may be terminated by either the Company or Mr. Chinnici at any time and for any reason upon 60 calendar days advance written notice.

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In the event of a termination of employment due to death or disability, Mr. Chinnici will be entitled to the following: (i) earned but unpaid base salary and earned but unpaid annual bonus for the immediately preceding fiscal year, (ii) a pro-rata share of the target bonus of $350,000, and (iii) payment of certain employee benefit amounts and unpaid business expenses. If Mr. Chinnici’s employment is terminated by the Company for cause or by Mr. Chinnici without good reason or if Mr. Chinnici terminates the Employment Agreement by notice of nonrenewal, Mr. Chinnici shall be entitled to earned but unpaid base salary and the compensation set forth under clause (iii) above.

If, other than in connection with a change of control, (i) Mr. Chinnici’s employment is terminated by the Company and all of its affiliates for any reason other than cause, (ii) Mr. Chinnici terminates his employment for good reason within sixty (60) calendar days of becoming aware of the existence of good reason, or (iii) the Company terminates Mr. Chinnici’s employment by providing a notice of nonrenewal, then Mr. Chinnici will be entitled to receive the following benefits: (A) severance pay equal to (1) a pro-rata share of the annual bonus Mr. Chinnici would have earned if he remained employed through the end of the fiscal year in which he was terminated based upon actual performance against the performance targets, payable when bonuses are paid by the Company to its senior level executives, (2) 1.0 multiplied by the greater of Mr. Chinnici’s base salary in effect immediately prior to the date set forth in the notice of termination or Mr. Chinnici’s base salary immediately prior to any reduction triggering the right to terminate for good reason payable in accordance with the Company’s regular payroll practices and (3) 1.0 multiplied by the target bonus of $350,000 payable in a lump sum within the later of 30 calendar days after the date set forth in the notice of termination or the expiration of the revocation period for the release required to be delivered by Mr. Chinnici to the Company; (B) medical, dental and life insurance coverage continuation for Mr. Chinnici’s covered beneficiaries for 12 months following termination of employment; (C) (1) earned but unpaid base salary and earned but unpaid annual bonus for the immediately preceding fiscal year, (2) reimbursement for business-related expenses, and (3) such other compensation and benefits, if any, to which Mr. Chinnici may be entitled from time to time pursuant to the terms and conditions of employee compensation, incentive, equity, benefit or fringe benefit plans of the Company, other than pursuant to any Company severance policy and subject to certain exceptions; and (D) the acceleration or waiver of any time periods or conditions relating to the One Time Equity Grant (as defined below).

If, within one year following a change of control, (i) Mr. Chinnici’s employment is terminated by the Company and all of its affiliates for any reason other than cause, (ii) Mr. Chinnici terminates his employment for good reason within sixty (60) calendar days of becoming aware of the existence of good reason, or (iii) the Company terminates Mr. Chinnici’s employment by providing a notice of nonrenewal, then Mr. Chinnici will be entitled to receive the following benefits: (A) severance pay equal to (1) a pro-rata share of the target bonus of $350,000, payable when bonuses are paid by the Company to its senior level executives, (2) 1.5 multiplied by the greater of Mr. Chinnici’s base salary in effect immediately prior to the date set forth in the notice of termination or Mr. Chinnici’s base salary immediately prior to any reduction triggering the right to terminate for good reason payable in accordance with the Company’s regular payroll practices and (3) 1.5 multiplied by the target bonus of $350,000 payable in a lump sum within the later of 30 calendar days after the date set forth in the notice of termination or the expiration of the revocation period for the release required to be delivered by Mr. Chinnici to the Company; (B) medical, dental and life insurance coverage continuation for Mr. Chinnici’s covered beneficiaries for 18 months following termination of employment; (C) (1) earned but unpaid base salary and earned but unpaid annual bonus for the immediately preceding fiscal year, (2) reimbursement for business-related expenses, and (3) such other compensation and benefits, if any, to which Mr. Chinnici may be entitled from time to time pursuant to the terms and conditions of employee compensation, incentive, equity, benefit or fringe benefit plans of the Company, other than pursuant to any Company severance policy and subject to certain exceptions; and (D) the acceleration or waiver of any time periods or conditions relating to the or conditions relating to any outstanding equity incentive award then held by Mr. Chinnici.

Mr. Chinnici is also entitled to certain excise tax gross-up payments in certain circumstances during the initial term of the Employment Agreement.

Mr. Chinnici is also subject to certain confidentiality provisions, restrictive covenants and intellectual property assignment provisions.

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The foregoing description is not complete and is qualified in its entirety to the Employment Agreement, attached as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Pursuant to the Employment Agreement, Mr. Chinnici will be entitled to an award of 40,000 deferred stock units under the Company's 2005 Stock Incentive Compensation Plan upon the commencement of his employment. The Company and Mr. Chinnici will enter into a Deferred Stock Award Agreement (the “Deferred Stock Award Agreement”) evidencing such award. Each deferred stock unit represents the right to receive one share of common stock, $0.10 par value per share, of the Company on the respective vesting dates. The deferred stock unit award will vest 1/3 on each of the first, second and third anniversaries of June 5, 2008, subject to accelerated vesting under certain circumstances.

The foregoing description is not complete and is qualified in its entirety to the form of the Deferred Stock Award Agreement, attached as Exhibit 10.2 to this Current Report on Form 8-K, and incorporated herein by reference.

Pursuant to the Employment Agreement, Mr. Chinnici will be entitled to an award of 30,000 deferred stock units under the Company's 2005 Stock Incentive Compensation Plan upon the commencement of his employment as a one-time new-hire incentive (the “One Time Equity Grant”). The Company and Mr. Chinnici will enter into a Deferred Stock Award Agreement (the “One Time Equity Grant Deferred Stock Award Agreement”) evidencing such award. Each deferred stock unit represents the right to receive one share of common stock, $0.10 par value per share, of the Company on the respective vesting dates. The deferred stock unit award will vest 1/3 on each of the first, second and third anniversaries of June 5, 2008, subject to accelerated vesting under certain circumstances.

The foregoing description is not complete and is qualified in its entirety to the form of the One Time Equity Grant Deferred Stock Award Agreement, attached as Exhibit 10.3 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:
Exhibit No.	Description
10.1	Employment Agreement, dated May 22, 2008, between Comverse Technology, Inc. and Joseph R. Chinnici
10.2	Form of Deferred Stock Award Agreement
10.3	Form of One Time Equity Grant Deferred Stock Award Agreement
99.1	Press Release of Comverse Technology, Inc. dated June 3, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMVERSE TECHNOLOGY, INC.

Date: June 3, 2008	By:	/s/ Andre Dahan
	Name:	Andre Dahan
	Title:	Chief Executive Officer and President

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Exhibit No.	Description
10.1	Employment Agreement, dated May 22, 2008, between Comverse Technology, Inc. and Joseph R. Chinnici
10.2	Form of Deferred Stock Award Agreement
10.3	Form of One Time Equity Grant Deferred Stock Award Agreement
99.1	Press Release of Comverse Technology, Inc. dated June 3, 2008

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